Exhibit T3B.2

Constitution of

Boart Longyear Limited

ACN 123 052 728

Adopted by Special Resolution on 28 February 2007

Company limited by shares

Registered in Victoria

Allens Arthur Robinson

Deutsche Bank Place

Cnr Hunter & Phillip Streets

Sydney NSW 2000

Tel 61 2 9230 4000

Fax 61 2 9230 5333

www.aar.com.au

© Copyright Allens Arthur Robinson 2007

Constitution of Boart Longyear Limited	Allens Arthur Robinson

Table of Contents

1.	Definitions	1

2.	Interpretation	2

3.	Replaceable Rules	2

4.	Issue of Securities	3

5.	Preference Shares	3

6.	Recognition of Third Party Interests	4

7.	Surrender of Securities	4

8.	Joint Holders	5

9.	Uncertificated Holdings	5

10.	Certificates	6

11.	Liability to Forfeiture	6

12.	Power to Forfeit	6

13.	Consequences of Forfeiture	6

14.	Lien on Shares	7

15.	Notice of Forfeiture	8

16.	Disposal of Forfeited Shares	8

17.	Sale of Shares to Enforce Lien	8

18.	Application of Proceeds of Sale	8

19.	Transfers After Forfeiture and Sale	9

20.	Directors’ Power to Make Calls	9

21.	Interest on Unpaid Amounts	9

22.	Differentiation Between Holders	9

23.	Transfers	10

24.	Directors may Refuse to Register	10

25.	Transfer and Certificate (if any)	10

26.	Transmission on Death	11

27.	Transmission by Operation of Law	11

28.	Power to Alter Share Capital	12

29.	Power of Directors to Convene	12

30.	Notice of General Meetings	12

31.	Business of AGMs and General Meetings	12

32.	Quorum	13

Page (i)

Constitution of Boart Longyear Limited	Allens Arthur Robinson

33.	Conduct of Meetings	13

34.	Acting Chair	14

35.	Adjournments	14

36.	Voting at General Meetings	15

37.	Special Meetings	15

38.	Procedure for Polls	15

39.	No Casting Vote for Chair	16

40.	Representation and Voting of Shareholders	16

41.	Restriction on Voting Rights	17

42.	Form of Proxy	17

43.	Validity of Proxies	17

44.	Appointment and Removal	18

45.	No Share Qualification	18

46.	Retirement	19

47.	Remuneration	19

48.	Vacation of Office	20

49.	Retirement Allowance for Directors	20

50.	Directors May Lend to the Company	21

51.	Director May Appoint Alternate Director	21

52.	Exercise of Voting Power in Other Corporations	22

53.	Appointment of Executives	22

54.	Powers of Directors and Managing Director	23

55.	Proceedings	23

56.	Meetings by Technology	23

57.	Chair of Directors	24

58.	Directors’ Voting Rights and Exercise of Powers	24

59.	Material Personal Interests	25

60.	Committees	26

61.	Written Resolutions	26

62.	Defects in Appointments	26

63.	Secretaries and Other Officers	27

64.	Other Officers	27

65.	Seals and their Use	27

66.	Powers to Determine Dividends and Pay Interest	27

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Constitution of Boart Longyear Limited	Allens Arthur Robinson

67.	Crediting of Dividends	27

68.	Deduction of Unpaid Amounts	28

69.	Distributions in Kind	28

70.	Payment of Distributions	29

71.	Capitalisation of Profits	30

72.	Notices Generally	31

73.	Winding Up	32

74.	Indemnity of Officers, Insurance and Access	32

75.	Sale of Small Holdings	34

76.	Dividend Reinvestment Plans	37

77.	Employee Share Plans	38

78.	Restriction on Registration	39

79.	Restricted Securities	39

Page (iii)

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

Preliminary

The name of the Company is Boart Longyear Limited.

The Company is a public company limited by shares.

General

1.	Definitions

The following definitions apply in this Constitution unless the context requires otherwise:

ASTC means ASX Settlement and Transfer Corporation Pty Ltd (ABN 49 008 504 532).

ASTC Settlement Rules means the operating rules of ASTC or of any relevant organisation which is an alternative or successor to, or replacement of, ASTC or of any applicable CS facility licensee.

ASX means ASX Limited (ABN 98 008 624 691) and includes any successor body.

Business Day has the meaning given in the Listing Rules.

Chair means the person occupying the position of Chair or acting Chair of the Directors under rule 33 or rule 34.

Company means Boart Longyear Limited (ACN 123 052 728).

Corporations Act means the Corporations Act 2001 (Cth) and the Corporations Regulations.

CS facility licensee means a person who holds a licence under the Corporations Act which authorises the person to operate a clearing and settlement facility.

Director means a person appointed or elected to the office of director of the Company in accordance with this Constitution, and where appropriate includes an alternate Director.

Dividend includes an interim dividend.

Finance Director means a person appointed as finance director in accordance with rule 53.

Listing Rules means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List of ASX, each as amended or replaced from time to time.

Managing Director means a person appointed as managing director in accordance with rule 53.

Marketable Parcel has the meaning given in the Listing Rules.

person and words importing persons means any person including partnerships, associations and bodies corporate, unincorporated bodies and all other entities or associations recognised by law as well as individuals.

proper ASTC transfer has the meaning given in the Corporations Regulations.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

Secretary means a person appointed as, or to perform the duties of, secretary of the Company.

Securities includes shares, rights to shares, options to acquire shares and other securities with rights of conversion to equity.

Shareholder Present means, in connection with a meeting, the shareholder present at the venue or venues for the meeting, in person or by proxy, by attorney or, where the shareholder is a body corporate, by representative.

Uncertificated Securities Holding means Securities of the Company which under the Corporations Act, the Listing Rules or any Uncertificated Transfer System may be held in uncertificated form.

Uncertificated Transfer System means any system operated under the Corporations Act, the Listing Rules or the ASTC Settlement Rules which regulates the transfer or registration of, or the settlement of transactions affecting, Securities of the Company in uncertificated form and includes CHESS (as defined in the ASTC Settlement Rules) as it applies to Securities in certificated and uncertificated form.

2.	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless any contrary intention appears in this Constitution or the context requires otherwise.

(a)	The singular includes the plural and conversely.

(b)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(c)	A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

(d)	A word or phrase given a meaning in the Corporations Act has the same meaning in this Constitution.

(e)	A reference to the Listing Rules or the ASTC Settlement Rules is to the Listing Rules or the ASTC Settlement Rules in force in relation to the Company after taking into account any waiver or exemption which is in force either generally or in relation to the Company.

3.	Replaceable Rules

The replaceable rules contained in the Corporations Act do not apply to the Company.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

Capital

4.	Issue of Securities

(a)	Without affecting any special rights conferred on the holders of any Securities, any Securities may be issued with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise, as the Directors may determine and on any terms the Directors consider appropriate.

(b)	Unless otherwise provided by the terms of issue, the issue of any new Securities ranking equally with existing Securities is not a variation of the rights conferred on the holders of the existing Securities.

5.	Preference Shares

If the Company at any time proposes to create and issue any preference shares:

(a)	the preference shares may be issued on the terms that they are, or at the option of either or both the Company and the holder are, liable to be redeemed, whether out of share capital, profits or otherwise;

(b)	the preference shares are to confer on the holders or the Company (or both) the right to convert the preference shares into ordinary shares if and on the basis the Directors decide at the time of issue of the preference shares;

(c)	(i)	the preference shares are to confer on the holders a right to receive out of the profits of the Company available for Dividend a preferential Dividend at the rate or of the amount (which may be subject to an index) and on the basis decided by the Directors at the time of issue of the preference shares;

(ii)	in addition to the preferential Dividend, the preference shares may participate with the ordinary shares in Dividends determined by the Directors if and to the extent the Directors decide at the time of issue of the preference shares; and

(iii)	the preferential Dividend may be cumulative if and to the extent the Directors decide at the time of issue of the preference shares;

(d)	the preference shares are to confer on the holders:

(i)	the right on redemption and in a winding up to payment in cash in priority to any other class of shares of:

(A)	the amount paid or agreed to be considered as paid on each of the preference shares; and

(B)	the amount (if any) equal to the aggregate of any Dividends accrued (whether determined or not) but unpaid and of any arrears of Dividends; and

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(ii)	the right, in priority to any payment of Dividend on any other class of shares, to the preferential Dividend;

(e)	the preference shares do not confer on the holders any further rights to participate in assets or profits of the Company;

(f)	the holders of the preference shares have the same rights as the holders of ordinary shares to receive notices, reports and accounts and to attend and be heard at all general meetings, but are not to have the right to vote at general meetings except as follows:

(i)	on any question considered at a meeting if, at the date of the meeting, the Dividend on the preference shares is in arrears;

(ii)	on a proposal:

(A)	to reduce the share capital of the Company;

(B)	that affects rights attached to the preference shares;

(C)	to wind up the Company; or

(D)	for the disposal of the whole of the property, business and undertaking of the Company;

(iii)	on a resolution to approve the terms of a buy-back agreement; and

(iv)	on any question considered at a meeting held during the winding up of the Company; and

(g)	the Company may issue further preference shares ranking pari passu in all respects with (but not in priority to) other preference shares already issued and the rights of the issued preference shares are not to be taken to have been varied by the further issue.

6.	Recognition of Third Party Interests

(a)	Except as required by law, the Company is not bound to recognise a person as holding a Security on any trust.

(b)	Whether or not it has notice of the rights or interests concerned, the Company is not bound to recognise:

(i)	any equitable, contingent, future or partial claim to, or interest in, any Security or unit of a Security; or

(ii)	any other right in respect of a Security,

except an absolute right of ownership of the Security holder or as otherwise provided by this Constitution or by law.

7.	Surrender of Securities

In their discretion, the Directors may accept a surrender of Securities by way of compromise of any question as to whether or not those Securities have been validly issue

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

or in any other case where the surrender is within the powers of the Company. Any Securities surrendered may be sold or re-issued in the same manner as forfeited shares.

8.	Joint Holders

Where two or more persons are registered as the holders of any Securities, they are considered to hold the Securities as joint tenants with benefits of survivorship subject to the following provisions:

(a)	the Company is not bound to register more than three persons as the holders of the Securities;

(b)	the joint holders of the Securities are liable severally as well as jointly in respect of all payments which ought to be made in respect of the Securities;

(c)	on the death of any one of the joint holders, the remaining joint holders are the only persons recognised by the Company as having any title to the Securities but the Directors may require evidence of death and the estate of the deceased joint holder is not released from any liability in respect of the Securities;

(d)	any one of the joint holders may give a receipt for any Dividend, bonus or return of capital payable to the joint holders in respect of the Securities;

(e)	only the person whose name stands first in the Securities register as one of the joint holders of the Securities is entitled, if the Company determines to issue certificates for Securities, to delivery of a certificate relating to the Securities or to receive notices from the Company and any notice given to that person is considered notice to all the joint holders; and

(f)	any one of the joint holders may vote at any meeting of the Company either personally or by properly authorised representative, proxy or attorney, in respect of the Securities as if that joint holder was solely entitled to the Securities. If more than one of the joint holders are present personally or by properly authorized representative, proxy or attorney, only the vote of the joint holder whose name appears first in the Securities register counts.

Certificates for Securities

9.	Uncertificated Holdings

If, and for so long as, dealings in Securities of the Company take place under an Uncertificated Transfer System:

(a)	the Company need not issue any certificate in respect of Securities held as an Uncertificated Securities Holding; and

(b)	the Securities register may distinguish between shares or other Securities held in certificated form and Securities held as an Uncertificated Securities Holding.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

10.	Certificates

Directors may determine to issue certificates for Securities of the Company and to cancel any certificates on issue and to replace lost, destroyed or defaced certificates on issue on the basis and in the form they determine from time to time.

Forfeiture and Lien

11.	Liability to Forfeiture

(a)	If a shareholder fails to pay any sum payable in respect of any shares, either for money payable on issue, calls or instalments, on or before the day for payment, the Directors may serve a notice on the shareholder requiring payment of the unpaid sum, together with interest accrued and all expenses of the Company incurred by reason of the non-payment.

(b)	The notice must:

(i)	specify a day (not earlier than 14 days after the date of service of the notice) on or before which and a place where the payment required by the notice is to be made; and

(ii)	state that, if payment is not made by the time and at the place specified, the shares in respect of which the call was made are liable to be forfeited.

12.	Power to Forfeit

If the requirements of a notice served under rule 11 are not complied with, any share in respect of which the notice has been given may at any time afterwards, but before the payment required by the notice has been made, be forfeited by a resolution of the Directors in their discretion to that effect. The forfeiture includes all Dividends, interest and other money payable by the Company in respect of the forfeited shares and not paid before the forfeiture.

13.	Consequences of Forfeiture

A person whose shares have been forfeited:

(a)	ceases to be a shareholder in respect of the forfeited shares at the time and on the date of the passing of the Directors’ resolution approving the forfeiture;

(b)	has no claims or demands against the Company in respect of those shares;

(c)	has no other rights incident to the shares except the rights that are provided by the Corporations Act or saved by this Constitution; and

(d)	remains liable to pay to the Company all money that, at the date of forfeiture, was payable by the person to the Company in respect of the shares (including, if the Directors determine, interest from the date of forfeiture at the rate the Directors

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

determine). The Directors may enforce the payment of the money or any part of the money for which the shareholder is liable as they determine.

14.	Lien on Shares

(a)	The Company has a first and paramount lien on every share and on the proceeds of sale of every share for:

(i)	any amount due and unpaid in respect of the share which has been called or is payable at a fixed time;

(ii)	any amounts which remain outstanding on loans made by the Company to acquire the share under an employee incentive scheme;

(iii)	all amounts that the Company may be called on by law to pay (and has paid) in respect of the share; and

(iv)	reasonable interest and expenses incurred by the Company in respect of the unpaid amounts.

(b)	The Directors may at any time exempt a share wholly or in part from the provisions of this rule.

(c)	The lien extends to all Dividends and entitlements determined in respect of the shares but, if the Company registers a transfer of any shares on which it has a lien or charge without giving the transferee notice of any claim it may have at that time, the shares are freed and discharged from the lien or charge of the Company in respect of that claim. The Directors may retain those Dividends or entitlements and may apply them in or towards satisfaction of all amounts due to the Company in respect of which the lien exists.

(d)	No person is entitled to exercise any rights or privileges as a shareholder until the shareholder has paid all calls and instalments of calls and other moneys (including interest) for the time being payable in respect of every share held by the shareholder.

(e)	Except in the case of a proper ASTC transfer, if any money is paid or payable by the Company under any law, the Company may refuse to register a transfer of any Securities by the shareholder or the shareholder’s personal representative until the money and interest is set off or deducted or, in case the money and interest exceeds the amount of any Dividend, bonus or other money then due or payable by the Company to the shareholder, until the excess is paid to the Company. The power to refuse to register a transfer does not extend to a proper ASTC transfer which is purported to be effected while a holding lock is in place as referred to in rule 23.

(f)	Nothing in this rule affects any right or remedy which any law confers on the Company and any right or remedy is enforceable by the Company whether against the shareholder or the shareholder’s personal representative.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

15.	Notice of Forfeiture

When any share is forfeited, notice of the resolution of the Directors must be given to the shareholder in whose name the share was registered immediately prior to the forfeiture, and an entry of the forfeiture and the date of forfeiture must be made in the Securities register. Failure to give notice or make the entry as required by this rule does not invalidate the forfeiture. At any time before any forfeited share is sold or otherwise disposed of, the Directors may annul the forfeiture of the share on any condition they determine.

16.	Disposal of Forfeited Shares

Any forfeited share is considered the property of the Company and the Directors may sell or otherwise dispose of or deal with the share in any manner they determine and with or without any money paid on the share by any former holder being credited as paid up.

17.	Sale of Shares to Enforce Lien

(a)	For the purpose of enforcing a lien, the Directors may sell the shares which are subject to the lien in any manner they determine and with or without giving any notice to the shareholder in whose names the shares are registered. The Directors may authorise a person to do everything necessary to transfer the shares sold to the purchaser of the shares.

(b)	The validity of the sale of the shares may not be impeached by any person after the transfer has been registered, and the purchaser is not bound to see to the application of the purchase money.

(c)	The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

(d)	The purchaser is discharged from liability for any calls which may have been due before the purchase of those shares, unless otherwise agreed.

(e)	The remedy of any person aggrieved by the sale is in damages only and against the Company exclusively.

18.	Application of Proceeds of Sale

The proceeds of a sale made under a lien may be applied by the Company in payment of:

(a)	first, the expenses of the sale; and

(b)	second, that part of the amount in respect of which the lien exists as is presently payable.

Any residue is to be paid to the person entitled to the shares immediately prior to the sale, on delivery by that person of the certificate, if any, for the shares that have been sold.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

19.	Transfers After Forfeiture and Sale

(a)	The Company may:

(i)	receive the consideration (if any) given for a forfeited share on any sale or disposition of the share; and

(ii)	effect a transfer of the share in favour of the person to whom the share is sold or disposed of.

(b)	On the completion of the transfer, the transferee is to be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

Call on Shares

20.	Directors’ Power to Make Calls

(a)	Subject to the terms of issue of any shares, the Directors may make calls on the shareholders in respect of any money unpaid on the shares.

(b)	The Directors may revoke or postpone a call.

(c)	A call may be required to be paid by instalments.

(d)	A call is made at the time of or as specified in the resolution of the Directors authorising the call.

(e)	The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any shareholder does not invalidate the call.

21.	Interest on Unpaid Amounts

(a)	If a sum called or otherwise payable to the Company in respect of a share is not paid before or on the day for payment, the person from whom the sum is due must pay:

(i)	interest on the sum from the due date to the time of actual payment at the rate determined by the Directors; and .

(ii)	any costs and expenses incurred by the Company by reason of non-payment or late payment of the sum.

(b)	The Directors may waive payment of some or all of the interest, costs and expenses under rule 21(a).

22.	Differentiation Between Holders

The Directors may differentiate on the issue of shares between the holders as to the amount of calls to be paid and the times of payment.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

Transfer of Securities

23.	Transfers

(a)	A transfer of any Securities may be effected by:

(i)	a written transfer in the usual or common form or in any form the Directors may prescribe or in a particular case accept, properly stamped (if necessary) being delivered to the Company;

(ii)	a proper ASTC transfer, which is to be in the form required or permitted by the Corporations Act or the ASTC Settlement Rules; or

(iii)	any other electronic system established or recognised by the Listing Rules in which the Company participates in accordance with the rules of that system.

(b)	Except in the case of a proper ASTC transfer, the transferor is considered to remain the holder of the Securities transferred until the name of the transferee is entered on the Securities register. A proper ASTC transfer is considered recorded in the Securities register and the name of the transferee to be registered as the holder of the Securities comprised in the proper ASTC transfer, as provided in the ASTC Settlement Rules.

(c)	The Directors may take any action they determine to comply with the ASTC Settlement Rules and may request the ASTC to apply a holding lock to prevent a transfer of Securities the subject of the ASTC Settlement Rules if the Directors determine.

(d)	The Company may do anything necessary or desirable to facilitate participation by the Company in any Uncertificated Transfer System.

24.	Directors may Refuse to Register

(a)	The Directors may refuse to register any transfer of Securities:

(i)	if the registration of the transfer would result in a contravention of or failure to observe the provisions of any applicable law or the Listing Rules;

(ii)	on which the Company has a lien or which are subject to forfeiture; or

(iii)	if permitted to do so under this Constitution or the Listing Rules.

(b)	The decision of the Directors relating to the registration of a transfer is absolute. Failure to give notice of refusal to register any transfer as may be required under the Corporations Act or the Listing Rules does not invalidate the decision of the Directors.

25.	Transfer and Certificate (if any)

(a)	Every transfer must be left for registration at the registered office of the Company or any other place the Directors determine. Unless the Directors otherwise

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

determine either generally or in a particular case, the transfer is to be accompanied by the certificate (if any) for the Securities to be transferred. In addition, the transfer is to be accompanied by any other evidence which the Directors may require to prove the title of the transferor, the transferor’s right to transfer the Securities, execution of the transfer or compliance with the provisions of any law relating to stamp duty. The requirements of this rule do not apply in respect of a proper ASTC transfer.

(b)	Subject to rule 25(a), on each application to register the transfer of any Securities or to register any person as the holder in respect of any Securities transmitted to that person by operation of law or otherwise, the certificate (if any) specifying the Securities in respect of which registration is required must be delivered to the Company for cancellation and on registration the certificate is considered to have been cancelled.

(c)	Each transfer which is registered may be retained by the Company for any period determined by the Directors after which the Company may destroy it.

Transmission of Securities

26.	Transmission on Death

(a)	Where a Security holder dies:

(i)	the legal personal representatives of the deceased, where the Security holder was a sole holder or a joint holder holding as a tenant in common; and

(ii)	the survivor or survivors, where the Security holder was a joint holder,

are the only persons recognised by the Company as having any title to the Security holder’s interest in the Securities of the Company (as the case may be).

(b)	Subject to the Corporations Act, the Directors may require evidence of a Security holder’s death as they determine.

(c)	Subject to compliance by the transferee with this Constitution and any applicable law, the Directors may register any transfer signed by a Security holder prior to the Security holder’s death, despite the Company having notice of the Security holder’s death.

(d)	This rule does not release the estate of a deceased joint holder from any liability in respect of any Security that had been jointly held by the holder with other persons.

27.	Transmission by Operation of Law

A person (a transmittee) who establishes to the satisfaction of the Directors that the right to any Securities has devolved on the transmittee by will or by operation of law may be registered as a holder in respect of the Securities or may (subject to the provisions in this Constitution relating to transfers) transfer the Securities. The Directors have the same right

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

to refuse to register the transmittee as if the transmittee was the transferee named in a transfer presented for registration.

Alteration of Capital

28.	Power to Alter Share Capital

The Company may reduce or alter its share capital in any manner provided for by the Corporations Act. The Directors may do anything which is required to give effect to any resolution authorising reduction or alteration of the share capital of the Company and, without limitation, may make provision for the issue of fractional certificates or the sale of fractions of shares and the distribution of net proceeds as they think fit.

General Meetings

29.	Power of Directors to Convene

By a resolution of the Directors, the Company may call a general meeting of the Company to be convened at the time and place or places (including at two or more venues using technology that gives shareholders a reasonable opportunity to participate) and in the manner determined by the Directors. No shareholder may convene a general meeting of the Company except where entitled under the Corporations Act to do so. By resolution of the Directors any general meeting may be cancelled or postponed prior to the date on which it is to be held, except where the cancellation or postponement would be contrary to the Corporations Act. The Directors may give notice of cancellation or postponement as they determine, but any failure to give notice of cancellation or postponement does not invalidate the cancellation or postponement or any resolution passed at a postponed meeting.

30.	Notice of General Meetings

Where the Company has called a general meeting, notice of the meeting may be given in the form and manner in which the Directors determine. The non-receipt of a notice convening a general meeting by, or the accidental omission to give notice to, any person entitled to receive notice does not invalidate the proceedings at or any resolution passed at the meeting.

31.	Business of AGMs and General Meetings

(a)	The business of an annual general meeting of the Company is to receive and consider the accounts and reports required by the Corporations Act to be laid before each annual general meeting, to elect Directors, when relevant to appoint an auditor and fix the auditor’s remuneration, and to transact any other business which, under this Constitution, is required to be transacted at any annual general meeting.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(b)	Except with the approval of the Directors, with the permission of the Chair or under the Corporations Act, no person may move at any meeting either any resolution (except in the form set out in the notice of meeting given under rule 30) or any amendment of any resolution.

32.	Quorum

(a)	No business may be transacted at any general meeting except, subject to rule 33, the election of the Chair unless a quorum of shareholders is present at the time when the meeting proceeds to business.

(b)	Except as otherwise provided in this Constitution, two Shareholders Present constitutes a quorum.

(c)	If there is not a quorum at a general meeting within 30 minutes after the time specified in the notice of the meeting, the meeting is dissolved unless the Chair or the Directors adjourn the meeting to a date, time and place determined by the Chair or the Directors. If no quorum is present at any adjourned meeting within 30 minutes after the time for the meeting, the meeting is dissolved.

33.	Conduct of Meeting

(a)	Subject to rule 33(b), the Chair of Directors or, in the Chair’s absence, the deputy Chair is entitled to preside as Chair at every general meeting.

(b)	Where a general meeting is held and:

(i)	there is no Chair or deputy Chair; or

(ii)	the Chair or deputy Chair is not present within 15 minutes after the time appointed for the meeting or does not wish to act as Chair of the meeting,

the Directors present may choose one of their number or, in the absence of all Directors or if none of the Directors present wish to act, the Shareholders Present may elect one of their number to be Chair of the meeting.

(c)	The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting are as determined at, during or prior to the meeting by the Chair.

(d)	The Chair may make rulings without putting the question (or any question) to vote if the Chair considers action is required to ensure the orderly conduct of the meeting.

(e)	The Chair may require the adoption of any procedures which are in the Chair’s opinion necessary or desirable for the proper and orderly casting or recording of votes at any general meeting of the Company, whether on a show of hands or on a poll.

(f)	The Chair or a person acting with the Chair’s authority may require any person who wishes to attend the meeting to comply with searches, restrictions or other security arrangements the Chair or a person acting with the Chair’s authority considers appropriate. The Chair or a person acting with the Chair’s authority may refuse

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

entry to any person who does not comply with the arrangements, any person who possesses a recording or broadcasting device without the consent of the Chair or a person acting with the Chair’s authority, or any person who possesses an article which the Chair or person acting with the Chair’s authority considers to be dangerous, offensive or liable to cause disruption. At any time the Chair considers it necessary or desirable for the proper and orderly conduct of the meeting, the Chair may demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the Shareholders Present.

(g)	Any determination by the Chair in relation to matters of procedure (including any procedural motions moved at, or put to, any meeting) or any other matter arising directly or indirectly from the business is final (including any procedural motions moved at, or put to, any meeting). Any challenge to a right to vote (whether on a show of hands or on a poll) or to a determination to allow or disregard the vote may only be made at the meeting and may be determined by the Chair whose decision is final.

(h)	If a person purports to cast a vote in contravention of the Corporations Act or Listing Rules, the Chair may determine that the vote be disregarded and treated as not having been cast.

(i)	Nothing contained in this rule limits the powers conferred on a Chair by law.

34.	Acting Chair

(a)	If during any general meeting the Chair acting under rule 33 is unwilling to Chair any part of the proceedings, the Chair may withdraw during the relevant part of the proceedings and may nominate any person who immediately before the general meeting was a Director or who has been nominated for election as a Director at the meeting to be acting Chair of the meeting during the relevant part of the proceedings. On the conclusion of the relevant part of the proceedings the acting Chair is to withdraw and the Chair is to resume to Chair the meeting.

(b)	Where an instrument of proxy appoints the Chair as proxy for the part of the proceedings for which an acting Chair has been nominated, the instrument of proxy is taken to be in favour of the acting Chair for the relevant part of the proceedings.

35.	Adjournments

During the course of the meeting the Chair may adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion either to a later time at the same meeting or to an adjourned meeting to be held at the time and place determined by the Chair. If the Chair exercises a right of adjournment of a meeting under this rule, the Chair has the sole discretion to decide whether to seek the approval of the Shareholders Present to the adjournment and, unless the Chair exercises that discretion, no vote may be taken by the

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

Shareholders Present in respect of the adjournment. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

36.	Voting at General Meetings

(a)	The Chair may determine that any question to be submitted to a general meeting be determined by a poll without first submitting the question to the meeting to be decided by a show of hands.

(b)	Unless the Chair makes the determination referred to in rule 36(a) each question submitted to a general meeting is to be decided in the first instance by a show of hands.

(c)	Unless a poll is demanded, a declaration by the Chair following a vote on a show of hands that a resolution has been passed or lost is conclusive, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(d)	A poll may be demanded by a shareholder in accordance with the Corporations Act (and not otherwise) or by the Chair. No poll may be demanded on the election of a Chair of a meeting or, unless the Chair otherwise determines, the adjournment of a meeting. A demand for a poll may be withdrawn.

37.	Special Meetings

All the provisions of this Constitution as to general meetings apply to any special meeting of any class of shareholders which may be held under the operation of this Constitution or the Corporations Act.

38.	Procedure for Polls

(a)	When demanded, a poll may be taken in the manner and at the time the Chair directs.

(b)	The result of a poll may be announced in the manner and at the time (whether during the relevant meeting or afterwards) as the Chair considers appropriate.

(c)	The result of the poll is the resolution of the meeting at which the poll was demanded.

(d)	The demand for a poll does not prevent a meeting from continuing for the transaction of any business other than that on which a poll has been demanded. A poll demanded on any question of adjournment is to be taken at the meeting and without adjournment.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

39.	No Casting Vote for Chair

In the case of an equality of votes on a show of hands or on a poll the Chair of the meeting does not have a casting vote in addition to any vote to which the Chair may be entitled as a shareholder or as a proxy, attorney or properly appointed representative of a shareholder.

40.	Representation and Voting of Shareholders

Subject to this Constitution and any rights or restrictions for the time being attached to any class or classes of shares:

(a)	at meetings of shareholders or classes of shareholders each shareholder entitled to attend and vote may attend and vote in person or by proxy, by attorney or (where the shareholder is a body corporate) by representative;

(b)	on a show of hands:

(i)	subject to rule 40(b)(ii) and (iii)), each Shareholder Present has one vote;

(ii)	where a shareholder has appointed more than one person as representative, proxy or attorney for the shareholder, none of the representatives, proxies or attorneys is entitled to vote; and

(iii)	where a person is entitled to vote because of rule 40(b)(i) in more than one capacity, that person is entitled only to one vote;

(c)	on a poll, subject to rule 40(d), only Shareholders Present may vote and every Shareholder Present having the right to vote on the resolution has:

(i)	one vote for each fully paid share they hold; and

(ii)	in the case of a partly paid share, that fraction of a vote equivalent to the proportion which the amount paid up (not credited) on that shareholder’s share bears to the total amount paid and payable for that share (excluding amounts credited). Amounts paid in advance of a call are ignored when calculating the proportion; and

(d)	where the Directors have approved, consistently with the Corporations Act other means (including electronic) for the casting and recording of votes by shareholders on any resolution to be put to a general meeting, every shareholder having the right to vote on the resolution has:

(i)	one vote for each fully paid share they hold; and

(ii)	in the case of a partly paid share, that fraction of a vote equivalent to the proportion which the amount paid up (not credited) on that shareholder’s share bears to the total amount paid and payable for that share (excluding amounts credited). Amounts paid in advance of a call are ignored when calculating the Proportion.

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41.	Restriction on Voting Rights

A shareholder is not entitled to vote at a general meeting or to be counted for the purpose of constituting a quorum unless all calls and other sums presently payable by the. shareholder in respect of shares have been paid.

42.	Form of Proxy

(a)	A shareholder who is entitled to attend and vote at a meeting of the Company may appoint a person as a proxy to attend and vote for the shareholder in accordance with the Corporations Act but not otherwise. A proxy appointed in accordance with the Corporations Act to attend and vote may exercise the rights of the shareholder on the basis of and subject to the restrictions provided in the Corporations Act but not otherwise.

(b)	A form of appointment of a proxy is valid if it is in accordance with the Corporations Act and the Listing Rules or in any form (including electronic) which the Directors may prescribe or accept.

(c)	Any appointment of proxy under this rule 42 which is incomplete may be completed by the Secretary on the authority of the Directors and the Directors may authorise completion of the proxy by the insertion of the name of any Director as the person in whose favour the proxy is given.

(d)	Where a notice of meeting provides for electronic lodgement of proxies, a proxy lodged at the electronic address specified in the notice is taken to have been received at the registered office and validated by the shareholder if there is compliance with the requirements set out in the notice.

(e)	The validity of a resolution is not affected by the failure of any proxy or attorney to vote, in respect of that resolution, in accordance with the instructions (if any) of the principal given before the relevant meeting or adjourned meeting.

43.	Validity of Proxies

(a)	A vote exercised in accordance with the terms of an instrument of proxy, a power of attorney or other relevant instrument of appointment is valid despite:

(i)	the previous death or unsoundness of mind of the principal;

(ii)	the revocation of the instrument (or of the authority under which the instrument was executed) or the power; or

(iii)	the transfer of the share in respect of which the instrument or power is given,

if no notice in writing of the death, unsoundness of mind, revocation or transfer (as the case may be) has been received by the Company at its registered office at least 48 hours (or any shorter period as the Directors may permit or specified by the Corporations Act) before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(b)	A proxy is not revoked by the principal attending and taking part in the meeting unless the principal actually votes at the meeting on a resolution for which the proxy is proposed to be used (in which case the proxy is revoked only in respect of any resolution in respect of which the principal actually votes).

(c)	Voting instructions given by a shareholder to a Director or employee of the Company who is held out by the Company in material sent to shareholders as willing to act as proxy who is appointed as proxy (Company Proxy) are valid only if contained in the form of appointment of the Company Proxy. If a shareholder wishes to give a Company Proxy appointed by the shareholder new instructions or variations to earlier instructions, the new or varied instructions are only valid if either they are received at the registered office of the Company at least 48 hours before the meeting or adjourned meeting by a notice in writing signed by the shareholder or they are otherwise validated by the shareholder in a manner acceptable to the Directors in their discretion prior to the commencement of the meeting.

Appointment, Removal and Remuneration Of Directors

44.	Appointment and Removal

(a)	The shareholders in general meeting may appoint any person as a Director by resolution.

(b)	No person other than a retiring Director or a Director vacating office under rule 44(d) is eligible to be elected a Director at any general meeting unless a notice of the Director’s candidature is given to the Company at least 35 Business Days before the meeting (or, in the case of a meeting that shareholders have requested Directors to call, 30 Business Days).

(c)	The number of Directors (not including alternate Directors) must be the number, not being less than three nor more than ten, which the Directors may determine but the Directors may not reduce the number below the number of Directors in office at the time of the reduction. All Directors are to be natural persons.

(d)	The Directors may at any time appoint any person as a Director either to fill a casual vacancy or as an addition to the board of Directors. Any Director appointed under this rule 44(d) (other than an exempt Managing Director) may hold office only until the next annual general meeting of the Company and is then eligible for election at that meeting.

45.	No Share Qualification

Directors are not required to hold shares in the capital of the Company.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

46.	Retirement

(a)	Subject to rule 53, a Director may not hold office for a continuous period in excess of three years or past the third annual general meeting following the Director’s appointment, whichever is the longer, without submitting for election or re-election. If no Director would otherwise be required to submit for election or re-election but the Listing Rules require that an election of Directors be held, the Director to retire at the annual general meeting is the Director who has been longest in office since their last election, but, as between persons who became Directors on the same day, the one to retire is (unless they otherwise agree among themselves) determined by ballot.

(b)	A retiring Director under rule 46(a) is eligible for re-election without needing to give any prior notice of an intention to submit for re-election and holds office as a Director until the end of the meeting at which the Director retires.

47.	Remuneration

(a)	The Directors are to be paid for their services as Directors.

(b)	Each non-executive Director is to be paid or provided remuneration for services, determined by the Directors, at the time and in the manner determined by the Directors, the total amount or value of which in any year may not exceed an amount fixed by the Directors prior to the Company being admitted to the Official List of ASX and as disclosed in a prospectus. Any increase in the total amount payable by the Company to the non-executive Directors as remuneration for services Must be approved by the Company in general meeting. The expression remuneration in this rule does not include any amount which may be paid by the Company under any of rules 47(e), 47(f), 49 and 76.

(c)	The remuneration to be paid or provided under rule 47(b) is to be divided among the Directors in the proportions as they may agree or, if they cannot agree, equally among them.

(d)	The remuneration to which a Director is entitled may be provided to a Director in cash or in any other form as is agreed between the Company and the Director. A Director may elect to forgo some or all of the Director’s entitlement to cash remuneration in favour of another agreed form of remuneration and vice versa, provided the total cost to the Company of that Director’s remuneration is not increased above the maximum for that Director under rule 47(c).

(e)	The Directors are also entitled to be paid or reimbursed for all travelling and other expenses properly incurred by them in attending and returning from any meeting of the Directors, committee of the Directors, general meeting of the Company or otherwise in connection with the business or affairs of the Company.

(f)	If any Director, with the approval of the Directors, performs extra services or makes any special exertions for the benefit of the Company, the Directors may approve the payment to that Director of special and additional remuneration as the Directors

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

determine having regard to the value to the Company of the extra services or special exertions. Any special or additional remuneration must not include a commission on or percentage of profits or operating revenue or turnover.

(g)	An executive Director may be appointed on terms as to remuneration, tenure of office and otherwise as may be agreed by the Directors.

(h)	Subject to the Corporations Act, a Director may be engaged by the Company in any other capacity (other than auditor) and may be appointed on terms as to remuneration, tenure of office and otherwise as may be agreed by the Directors.

48.	Vacation of Office

(a)	In addition to the circumstances in which the office of a Director becomes vacant:

(i)	under the Corporations Act;

(ii)	under rule 46,

the office of a Director becomes vacant if the Director:

(iii)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(iv)	resigns by notice in writing to the Company;

(v)	is absent without the consent of the Directors from meetings of the Directors held during a continuous period of six months; or

(vi)	dies.

(b)	The office of a Director who is an employee of the Company or any of its subsidiaries is terminated on the Director ceasing to be employed but the person concerned is eligible for reappointment or re-election as a Director of the Company.

49.	Retirement Allowance for Directors

(a)	The Company may pay, provide or make any payment, pension, retiring allowance or other benefit (whether in the form of shares in the Company, shares in any other corporations or otherwise) to any Director of the Company or of a subsidiary or any other person in connection with the Director’s retirement, resignation from or loss of office or death while in office.

(b)	Subject to rule 49(a) the Directors may:

(i)	make contracts or arrangements with a Director or a person about to become a Director of the Company or a subsidiary under which the Director or any person nominated by the Director is paid or provided with a payment, pension, retiring allowance or other benefit (whether in the form of shares in the Company, shares in any other corporation or otherwise) on or after the Director or person about to become a Director ceases to hold office for any reason; and

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(ii)	establish any fund or scheme to provide payments, pensions, retiring allowances or other benefits (whether in the form of shares in the Company, shares in any other corporation or otherwise) for:

(A)	Directors, on them ceasing to hold office; or

(B)	any person including a person nominated by the Director, in the event of the Director’s death while in office,

and from time to time pay to the fund or scheme any sum as the Company considers necessary to provide those benefits.

(c)	Without limiting rules 49(a) and 49(b), the Company may pay superannuation contributions for each Director to the extent necessary for the avoidance or minimisation of any penalty, charge, tax, or other impost on the Company under any applicable legislation which imposes a penalty, charge, tax or other impost on employers if a minimum level of superannuation contributions is not paid for an employee (within the meaning of the legislation).

50.	Directors May Lend to the Company

Any Director may lend money to the Company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the Company or underwrite or guarantee the subscription of Securities of the Company or of any corporation in which the Company may be interested without being disqualified in respect of the office of Director and without being liable to account to the Company for the commission or profit.

51.	Director May Appoint Alternate Director

Subject to this Constitution, each Director may appoint any person approved by a majority of the other Directors to act as an alternate Director in the Director’s place, either for a stated period or until the happening of a specified event, whenever by absence or illness or otherwise the Director is unable to attend to duties as a Director. The appointment must be in writing and signed by the Director and a copy of the appointment must be given to the registered office or to a meeting of the Directors. The appointment takes effect on approval by a majority of the other Directors or, where the approval has been granted, at any later time specified in the appointment. The following provisions apply to any alternate Director:

(a)	the appointment of the alternate Director is terminated or suspended on receipt at the registered office of notice in writing from the Director by whom the alternate Director was appointed;

(b)	the alternate Director is entitled to receive notice of meetings of the Directors and to attend and vote at the meetings if the Director by whom the alternate Director was appointed is not present;

(c)	the alternate Director is entitled to exercise all the powers (except the power to appoint an alternate Director) and perform all the duties which the appointing Director may exercise, to the extent the Director by whom the alternate Director

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was appointed has not exercised or performed them or they have not been limited by the instrument appointing the alternate Director;

(d)	the alternate Director is not, unless the Directors otherwise determine, (without affecting the right to reimbursement for expenses under rule 47) entitled to receive any remuneration as a Director from the company, and any remuneration (not including remuneration authorised by the Directors or reimbursement for expenses) paid to the alternate Director by the company is to be deducted from the remuneration of the Director by whom the alternate Director was appointed;

(e)	the office of the alternate Director is terminated on the death of, or termination of office by, the Director by whom the alternate Director was appointed;

(f)	the alternate Director is not to be taken into account in determining the number of Directors; and

(g)	the alternate Director is, while acting as a Director, responsible to the company for the alternate Director’s own acts and defaults and is not the agent of the Director by whom the alternate Director was appointed.

52.	Exercise of Voting Power in Other Corporations

The Directors may exercise the voting power conferred by the shares in any corporation held or owned by the Company as the Directors determine (including the exercise of the voting power in favour of any resolution appointing the Directors or any of them Directors of that corporation or voting or providing for the payment of remuneration to the Directors of that corporation) and a Director of the company may vote in favour of the exercise of those voting rights, despite the fact that the Director is, or may be about to be appointed, a Director of that other corporation and may be interested in the exercise of those voting rights.

Powers of Directors and Executives

53.	Appointment of Executives

(a)	The Directors may appoint one or more:

(i)	executives of the Company to be Directors (subject to the provisions of this Constitution dealing with the appointment of persons as Directors); or

(ii)	Directors as executives of the Company and determine the terms of such executive appointments; or

(iii)	persons to be both executives and Directors (subject to the provisions of this Constitution dealing with the appointment of Directors) and determine the terms of such executive appointments.

(b)	Subject to the terms of any agreement entered into in a particular case, the Directors may at any time revoke any appointment made pursuant to this rule 53, with or without cause.

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(c)	The Directors may determine that anyone so appointed bears the title Managing Director or Finance Director or any other title the Directors determine.

(d)	An exempt Managing Director is not subject to election and re-election. An exempt Managing Director is the Managing Director or, if there is more than one Managing Director, the Managing Director designated by the Directors to be an exempt Managing Director.

(e)	If a person appointed as an executive or a Director under this rule 53 ceases to be a Director, then the executive appointment automatically terminates, subject to any contrary determination by the Directors (and without prejudice to any rights of any party under any relevant service agreement).

(f)	If a person appointed as an executive or a Director under this rule 53 ceases to be an executive, then the person automatically ceases to be a Director unless the other Directors resolve that the person should remain a Director until the next annual general meeting, in which case that Director is treated as a retiring Director at that annual general meeting.

54.	Powers of Directors and Managing Director

(a)	The business of the Company is managed by the Directors, who may exercise all powers of the Company which are not, by the law or this Constitution, required to be exercised by the Company in general meeting.

(b)	The Directors may, on the terms and conditions and with any restrictions as they determine, delegate to a Managing Director any of the powers exercisable by them and may at any time withdraw, suspend or vary any of those powers conferred on the Managing Director.

Proceedings of Directors

55.	Proceedings

(a)	The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they determine.

(b)	Until otherwise determined by the Directors, two Directors form a quorum. Notice of meeting of the Directors may be given by mail (electronic or otherwise), personal delivery or facsimile transmission to the usual place of business or residence of the Director or at any other address given to the Secretary by the Director or by any technology agreed by all the Directors.

56.	Meetings by Technology

(a)	For the purposes of the Corporations Act, each Director by consenting to be a Director (or by reason of the adoption of this Constitution), consents to the use of each of the following technologies for holding a Directors meeting:

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(i)	video;

(ii)	telephone;

(iii)	electronic mail;

(iv)	any other technology which permits each Director to communicate with every other Director; or

(v)	any combination of these technologies.

A Director may withdraw the consent given under this rule in accordance with the Corporations Act.

(b)	Where the Directors are not all in attendance at one place and are holding a meeting using technology and each Director can communicate with the other Directors:

(i)	the participating Directors are, for the purpose of every provision of this Constitution concerning meetings of the Directors, taken to be assembled together at a meeting and to be present at that meeting; and

(ii)	all proceedings of those Directors conducted in that manner are as valid and effective as if conducted at a meeting at which all of them were physically present in the one location.

57.	Chair of Directors

(a)	The Directors may elect one of their number as their Chair and one as deputy Chair and may decide the period for which the Chair and deputy Chair are to hold office as Chair and deputy Chair. References to the Chair in this Constitution include, in the absence of the Chair, the deputy Chair (unless the context otherwise requires).

(b)	Where a meeting of Directors is held and:

(i)	a Chair has not been elected as provided by rule 57(a); or

(ii)	the Chair is not present at the time appointed for the holding of the meeting or does not wish to Chair the meeting,

the deputy Chair is Chair of the meeting or, if rule 57(b)(i) or (ii) applies to the deputy Chair, the Directors present may elect one of their number to be Chair of the meeting.

58.	Directors’ Voting Rights and Exercise of Powers

(a)	Subject to this Constitution, questions arising at a meeting of Directors are decided by a majority of votes of Directors present and voting.

(b)	In the case of an equality of votes at a meeting of Directors, the Chair of the meeting has a casting vote in addition to the Chair’s deliberative vote except that

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

the Chair of the meeting must not exercise a casting vote at any meeting at which only two of the Directors who are present are entitled to vote.

(c)	Subject to the Corporations Act and the Listing Rules, a Director:

(i)	who has an interest in a matter may vote in respect of that matter if it comes before the Directors and be counted as part of the quorum;

(ii)	may enter into contracts with, or otherwise have dealings with, the Company; and

(iii)	may hold other offices in the Company.

(d)	A Director is not disqualified from the Director’s office by contracting with the Company or any related body corporate of the Company in any capacity by reason of holding the office of Director.

(e)	A Director is not liable to account to the Company for any profit realised by any contract or arrangement, by reason only of holding the office of Director or of the fiduciary relationship established by the office.

(f)	Subject to the Corporations Act and the Listing Rules, a Director or any person who is an associate of a Director may participate in any issue by the Company of financial products.

(g)	Despite having an interest in any contract or arrangement a Director may participate in the execution of any document evidencing or connected with the contract or arrangement, whether by signing, sealing or otherwise.

59.	Material Personal Interests

In relation to a contract or arrangement in which a Director has a material personal interest:

(a)	the fact that the Director signed the document evidencing the contract or arrangement will not in any way affect its validity;

(b)	a contract or arrangement made by the Company or any related body corporate with a Director may not be avoided merely because the Director is a party to the contract or arrangement or otherwise interested in it; and

(c)	the Director will not be liable to account to the Company for any profit derived in respect of the contract or arrangement merely because of the Director’s office or the fiduciary relationship it entails.

Nothing in this rule affects the duty of a Director:

(i)	who holds any office or possesses any property whereby, directly or indirectly, duties or interests might be created in conflict with the Directors’ duties or interests as a Director, to declare at a meeting of Directors, the fact and the nature, character and extent of the conflict; or

(ii)	to comply with the Corporations Act.

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60.	Committees

(a)	The Directors may delegate any of their powers to committees consisting of any one or more Directors or any other person or persons as the Directors think fit. In the exercise of delegated powers, any committee formed or person or persons appointed to the committee must conform to any regulations that may be imposed by the Directors. A delegate of the Directors may be authorised to sub-delegate any of the powers for the time being vested in the delegate.

(b)	The meetings and proceedings of any committee are to be governed by the provisions of this Constitution for regulating the meetings and proceedings of the Directors so far as they are applicable and are not in conflict with or superseded by, any regulations made by the Directors under rule 60(a).

(c)	Nothing in this rule 60 limits the power of the Directors to delegate.

61.	Written Resolutions

A resolution in writing signed by all Directors entitled to vote on the resolution (not being less than the number required for a quorum at a meeting of the Directors) is a valid resolution of the Directors and is effective when signed by the last of all the Directors. The resolution may consist of several documents in the same form each signed by one or more of the Directors. A facsimile transmission or other document produced by mechanical or electronic means under the name of a Director with the Director’s authority is considered a document in writing signed by the Director and is deemed to be signed when received in legible form. For the purpose of this rule 61 the references to Directors include any alternate Director for the time being present in Australia who is appointed by a Director for the time being not present in Australia but do not include any other alternate Directors.

62.	Defects in Appointments

(a)	All actions at any meeting of the Directors or by a committee or by any person acting as a Director are, despite the fact that it is afterwards discovered that there was some defect in the appointment of any of the Directors or the committee or the person acting as a Director or that any of them were disqualified, as valid as if every person had been properly appointed and was qualified and continued to be a Director or a member of the committee.

(b)	If the number of Directors is reduced below the minimum number fixed under this Constitution, the continuing Directors may act for the purpose of increasing the number of Directors to that number or calling a general meeting of the Company, but for no other purpose.

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Secretaries

63.	Secretaries and Other Officers

(a)	A Secretary of the Company holds office, on the terms and conditions as to remuneration and otherwise, as the Directors decide.

(b)	The Directors may at any time terminate the appointment of a Secretary.

64.	Other Officers

(a)	The Directors may from time to time:

(i)	create any other position or positions in the Company with the powers and responsibilities as the Directors may from time to time confer; and

(ii)	appoint any person, whether or not a Director, to any position or positions created under rule 64(a)(i).

(b)	The Directors may at any time terminate the appointment of a person holding a position created under rule 64(a)(i) and may abolish the position.

Seals

65.	Seals and their Use

The Company may have a common seal and a duplicate common seal which are to be used by the Company as determined by the Directors.

Dividends, Interest and Reserves

66.	Powers to Determine Dividends and Pay Interest

(a)	The Directors may from time to time determine that a Dividend is payable. The Directors may fix the amount, the time for payment and the method of payment of a Dividend. The method of payment may include the payment of cash, the issue of shares, the grant of options and the transfer of assets, including shares or other Securities in another body corporate (or any combination of them).

(b)	No Dividend bears interest against the Company.

67.	Crediting of Dividends

(a)	Subject to any special rights or restrictions attached to any shares, every Dividend on a share in the Company is to be paid as follows, unless otherwise determined by the Directors:

(i)	if the share to which a particular Dividend relates is fully paid and was fully paid during the whole period in respect of which the Dividend is to be paid,

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

that Dividend is equal to the Dividend paid on each other share which was fully paid during the whole period in respect of which the Dividend is to be fully paid; and

(ii)	if the share to which a particular Dividend relates is partly paid, or is fully paid but was not fully paid during the whole of the period in respect of which the Dividend is to be paid, that Dividend is apportioned, and paid proportionately to the amounts paid (not credited) on the share in respect of which the Dividend is to be paid with respect to the issue price of the share (excluding amounts credited) during any part or parts of the period in respect of which the Dividend is to be paid.

(b)	An amount paid on a share in advance of a call is not taken for the purposes of rule 67(a)(ii) to be paid on the share.

(c)	Subject to any special rights or restrictions attached to any shares, the Directors may from time to time resolve that Dividends are to be paid out of a particular source or particular sources, and in those circumstances the Directors may in their absolute discretion:

(i)	allow each or any shareholder to elect from which specified sources that particular shareholder’s Dividend may be paid by the Company; and

(ii)	where elections are permitted and any shareholder fails to make an election, identify the particular source from which Dividends are payable.

68.	Deduction of Unpaid Amounts

The Directors may apply any part of any Dividend otherwise payable to a shareholder towards satisfaction of all sums of money presently payable by the shareholder to the Company on account of calls or otherwise in relation to shares in the Company.

69.	Distributions in Kind

If the Directors have determined to pay a Dividend or to return capital by a reduction of capital, a buy-back or otherwise, wholly or partly by the distribution of specific assets (including by the issue of shares or other financial products or by the transfer of shares or financial products), the Directors may do one or more of the following:

(a)	if a difficulty arises in regard to that distribution, settle the matter as they determine and fix the value for distribution of the specific assets or any part of those assets;

(b)	decide that cash payments may be made, and make the payments to any shareholders on the basis of the value fixed by them in order to appropriately adjust the rights of all shareholders as the Directors determine in their discretion;

(c)	vest any specific assets in trustees; and

(d)	authorise any person to make, on behalf of all the shareholders entitled to any financial products, an agreement with the Company (or other relevant body corporate) providing for the issue or transfer to them of any further financial

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

products and, in executing the document, the officer acts as agent and attorney for the shareholders.

70.	Payment of Distributions

(a)	Any Dividend, interest or other money payable in cash in respect of Securities may be paid in any manner and by any means determined by the Directors, at the sole risk of the intended recipient. Without limiting any other means of payment which the Directors may adopt, any payment may be made:

(i)	by cheque sent through the post directed to:

(A)	the address of the Security holder as shown in the Securities register or, in the case of joint holders, to the address shown in the Securities register as the address of the joint holder first named in that Securities register; or

(B)	any other address as the Security holder or joint holders in writing directs or direct; or

(ii)	by electronic funds transfer to an account with a bank or other financial institution nominated by the Security holder or joint holders in writing and acceptable to the Company.

(b)	Without limiting Rule 70(d), if the Directors decide to make a payment by electronic funds transfer under Rule 70(a) and an account is not nominated by the shareholder or joint holders in accordance with the requirements of Rule 70(a)), the Company may hold the amount payable in a separate account of the Company until the holder or joint holders nominate an account in accordance with the requirements of Rule 70(a).

(c)	Payments of Dividends and other distributions by the Company may be made in Australian dollars or any other currency determined by the Directors in their discretion. Payments in different currencies may be made to different Security holders as determined by the Directors in their discretion. If a payment is made in a currency other than Australian dollars the Directors may determine in their discretion the appropriate exchange rate and the time of calculation to calculate the amount payable in the relevant currency. The determinations of the Directors are, in the absence of manifest error, final.

(d)	Subject to law, all Dividends unclaimed may be invested or otherwise used by the Directors for the benefit of the Company until claimed or otherwise disposed of according to law.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

Capitalisation of Profits

71.	Capitalisation of Profits

(a)	The Company in general meeting or the Directors may resolve:

(i)	to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account, profit and loss account or otherwise available for distribution to Security holders; and

(ii)	that the sum referred to in rule 71(a)(i) be applied, in any of the ways mentioned in rule 71(b), for the benefit of Security holders in full satisfaction of their interest in the capitalised sum, in the proportions to which those Security holders would have been entitled in a distribution of that sum by way of Dividend or if there is no proportional entitlement, as the Directors determine.

(b)	The ways in which a sum may be applied for the benefit of Security holders under rule 71(a) are:

(i)	in paying up any amounts unpaid on Securities held by Security holders;

(ii)	in paying up in full unissued Securities to be issued to Security holders as fully paid;

(iii)	partly as mentioned in rule 71(b)(i) and partly as mentioned in rule 71(b)(ii); or

(iv)	any other application permitted by law or the Listing Rules.

(c)	Where the conditions of issue of a partly paid Security provide, the holder is entitled to participate in any application of a sum under rule 71(b) to a greater extent than would have been the case had those funds been distributed by Dividend but not to any greater extent than permitted by the terms of issue.

(d)	The Directors may do all things they consider necessary to give effect to the resolution and, in particular, to the extent they consider necessary to adjust the rights of the Security holders amongst themselves, may:

(i)	fix the value for distribution of the specific assets or any part of those assets;

(ii)	issue fractional certificates or make cash payments in cases where Securities become issuable in fractions or determine that fractions may be disregarded or that any fractional entitlements are to be increased to the next whole number;

(iii)	vest any cash or specific assets in trustees on trust for the persons entitled as they determine; and

(iv)	authorise any person to make, on behalf of all the Security holders entitled to any further Securities on the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any further Securities or for the payment by the Company on their behalf the

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

amounts or any part of the amounts remaining unpaid on their existing Securities by the application of their respective proportions of the sum resolved to be capitalised and any agreement made under that authority is effective and binding on all the Security holders concerned.

Notices

72.	Notices Generally

Subject to the Corporations Act and the Listing Rules:

(a)	A notice may be given by the Company to any Security holder by, in its discretion:

(i)	serving it on the Security holder personally;

(ii)	sending it by post to the Security holder or leaving it at the Security holder’s address as shown in the Securities register or the address supplied by the Security holder to the Company for the giving of notices;

(iii)	transmitting it to the fax number supplied by the Security holder to the Company for the giving of notices;

(iv)	transmitting it electronically to the electronic mail address given by the Security holder to the Company for giving notices; or

(v)	serving it in any manner contemplated in this rule 72(a) on a Security holder’s attorney as specified by the Security holder in a notice given under rule 72(b).

(b)	By written notice to the Secretary left at or sent to the registered office or Securities registry, a Security holder may request that all notices to be given by the Company or the Directors be served on the Security holder’s attorney at an address specified in the notice and the Company may do so in its discretion.

(c)	Notice to a Security holder whose address for notices is outside Australia may be sent by airmail, air courier, fax or electronic mail.

(d)	Any notice sent by post is considered to have been served at the expiration of 24 hours after the envelope containing the notice is posted and, in proving service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted. Any notice served on a Security holder personally or left at the Security holder’s address as shown in the Securities register or the address supplied by the Security holder to the Company for the giving of notices is considered to have been served when delivered. Any notice served on a Security holder by facsimile or other electronic transmission is considered to have been served when the transmission or notification is sent.

(e)	Every person who, by operation of law, transfer or any other means, becomes entitled to be registered as the holder of any Securities is bound by every notice which, prior to the person’s name and address being entered in the Securities register in respect of the Securities, was properly given to the person from whom the person derived title to those Securities.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(f)	A notice served in accordance with this Constitution is (despite the fact that the Security holder is then dead and whether or not the Company has notice of the Security holder’s death) considered to have been properly served in respect of any registered Securities, whether held solely or jointly with other persons by the Security holder, until some other person is registered in the Security Holder’s place as the holder or joint holder. The service is sufficient service of the notice or document on the Security holder’s personal representative and any persons jointly interested with the Security holder in the Securities.

Winding Up

73.	Winding Up

(a)	If the Company is wound up, whether voluntarily or otherwise, the liquidator may divide among all or any of the contributories as the liquidator thinks fit in kind any part of the assets of the Company, and may vest any part of the assets of the Company in trustees on any trusts for the benefit of all or any of the contributories as the liquidator thinks fit.

(b)	Any division may be otherwise than in accordance with the legal rights of the contributories and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part, but if any division otherwise than in accordance with the legal rights of the contributories is determined, any contributory who would be prejudiced by the division has a right to dissent and ancillary rights as if the determination were a special resolution passed under the Corporations Act relating to the sale or transfer of the Company’s assets by a liquidator in a voluntary winding up.

(c)	If any shares to be divided in accordance with rule 73(b) involve a liability to calls or otherwise, any person entitled under the division to any of the shares may, by notice in writing within 10 business days after the passing of the special resolution, direct the liquidator to sell the person’s proportion and pay the person the net proceeds and the liquidator is to act accordingly, if practicable.

Indemnity

74.	Indemnity of Officers, Insurance and Access

(a)	The Company is to indemnify each officer of the Company out of the assets of the Company to the relevant extent against any liability incurred by the officer in or arising out of the conduct of the business of the Company or in or arising out of the discharge of the duties of the officer.

(b)	Where the Directors consider it appropriate, the Company may execute a documentary indemnity in any form in favour of any officer of the Company.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(c)	Where the Directors consider it appropriate, the Company may:

(i)	make payments by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer of the Company against any liability incurred by the officer in or arising out of the conduct of the business of the Company or in or arising out of the discharge of the duties of the officer; and

(ii)	bind itself in any contract or deed with any officer of the Company to make the payments.

(d)	Where the Directors consider it appropriate, the Company may:

(i)	give a former Director access to certain papers, including documents provided or available to the Directors and other papers referred to in those documents; and

(ii)	bind itself in any contract with a Director or former Director to give the access.

(e)	In this rule 74:

(i)	officer means:

(A)	a Director or Secretary; or

(B)	a person appointed as a trustee by, or acting as a trustee at the request of, the Company,

and includes a former officer.

(ii)	duties of the officer includes, in any particular case where the Directors consider it appropriate, duties arising by reason of the appointment, nomination or secondment in any capacity of an officer by the Company or, where applicable, the subsidiary of the Company to any other corporation.

(iii)	to the relevant extent means:

(A)	to the extent the Company is not precluded by law from doing so;

(B)	to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not actually indemnified by another person (including, but without limitation, a subsidiary or an insurer under any insurance policy); and

(C)	where the liability is incurred in or arising out of the conduct of the business of another corporation or in the discharge of the duties of the officer in relation to another corporation, to the extent and for the amount that the officer is not entitled to be indemnified and is not actually indemnified out of the assets of that corporation.

(iv)	liability means all costs, charges, losses, damages, expenses, penalties and liabilities of any kind including, in particular, legal costs incurred in defending any proceedings (whether criminal, civil, administrative or judicial) or appearing before any court, tribunal, government authority or other body.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

Small Shareholdings

75.	Sale of Small Holdings

(a)	(i) In this rule unless the context otherwise requires:

Divestment Notice means a notice in writing stating or to the effect that the Company intends to sell or arrange the sale of the shares of a shareholder unless within the Specified Period (which must be set out in the notice):

(A)	the shareholding of the shareholder increases to at least a Marketable Parcel and the shareholder notifies the Company in writing of the increase;

(B)	the shares are sold by the shareholder; or

(C)	except in respect of a Divestment Notice sent to a prescribed New Small Holder, the shareholder gives to the Company a written notice that the shareholder wishes to retain the shares.

Effective Date means the date on which this rule 75 was included in this Constitution.

New Small Holder means a shareholder who holds less than a Marketable Parcel of shares in the Company where:

(A)	the holding is a new holding created by the transfer of a parcel of shares that was less than a Marketable Parcel at the time a proper ASTC transfer was initiated or a paper based transfer was lodged; and

(B)	the transfer occurred after the Effective Date.

Notice Date means the date on which the Company sends to a shareholder a Divestment Notice.

Prescribed New Small Holder means a New Small Holder which the Company determines should be treated as a Prescribed New Small Holder with the consequences set out in this rule and, accordingly, is a person to whom the Company determines to send a Divestment Notice specifying seven days as the Specified Period.

Sale Period means the period of either seven days following the expiration of the Specified Period or, where rule 75(b)(iv) applies, seven days following the date of receipt by the Company of revocation of the notice referred to in rule 75(b)(iii)(C).

Small Holder means a shareholder who holds less than a Marketable Parcel of shares in the Company but does not include a Prescribed New Small Holder.

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

Specified Period means either:

(A)	a period of not less than six weeks after the Notice Date, as determined by the Company; or

(B)	if the Company in its discretion determines in the case of a New Small Holder, the period of seven days after the Notice Date.

The terms Marketable Parcel and Takeover have the same meaning as they are given in the Listing Rules and the terms Holding Adjustment and Issuer Sponsored Holding have the same meaning as they are given in the ASTC Settlement Rules.

(ii)	Where under this rule powers are conferred on the Secretary the powers may be exercised either by the Secretary or by any person nominated by the Secretary.

(b)	(i)	If the Secretary determines that a shareholder is a Small Holder or a Prescribed New Small Holder, the Secretary may send (subject to rule 75(b)(ii)) a Divestment Notice to the shareholder.

(ii)	Subject to rule 75(e), the Company may not give more than one Divestment Notice to a particular shareholder in any 12 month period.

(iii)	Where the Company has sent to a shareholder a Divestment Notice then, unless within the Specified Period:

(A)	the shareholding of the shareholder increases to at least a Marketable Parcel and the shareholder has notified the Company in writing of the increase;

(B)	the relevant shares are sold by the shareholder;

(C)	(save in respect of Prescribed New Small Holders who are not entitled to give notice of a wish to retain the relevant shares) the shareholder gives to the Company a written notice that the shareholder wishes to retain the relevant shares, the shareholder is deemed to have irrevocably appointed the Company as the shareholder’s agent to sell the shares the subject of the Divestment Notice during the Sale Period at the price and on the terms determined by the Secretary in the Secretary’s sole discretion and to receive the proceeds of sale on behalf of the shareholder. Nothing in this rule obliges the Company to sell the shares. For the purposes of the sale, the Company may initiate a Holding Adjustment to move all the shares from a CHESS holding to an Issuer Sponsored Holding or a certificated holding or to take any other action the Company considers necessary or desirable to effect the sale.

(iv)	Where a shareholder (not being a Prescribed New Small Holder) has given to the Company notice under rule 75(b)(iii)(C) the shareholder may at any time revoke the notice and on revocation the Company is constituted the shareholder’s agent as provided in rule 75(b)(iii).

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(v)	The Secretary may execute on behalf of a shareholder a transfer of the shares in respect of which the Company is appointed agent under rule 75(b)(iii) in the manner and form the Secretary considers necessary and to deliver the transfer to the purchaser. The Secretary may take any other action on behalf of the shareholder as the Secretary considers necessary to effect the sale and transfer of the shares.

(vi)	The Company may register a transfer of shares whether or not any certificate for the shares has been delivered to the Company.

(vii)	If the shares of two or more shareholders to whom this rule applies are sold to one purchaser, the transfer may be effected by one transfer.

(viii)	If shares are sold under this rule, the Company must:

(A)	within a reasonable time after completion of the sale, inform the former shareholder of the sale and the total sale proceeds received by the Company; and

(B)	if any certificate for the shares the subject of the transfer has been received by the Company (or the Company is satisfied that the certificate has been lost or destroyed or that its production is not essential), within 60 days after completion of the sale, cause the proceeds of sale to be sent to the former shareholder (or, in the case of joint holders, to the holder whose name appeared first in the register of members in respect of the joint holding). Payment may be made in any manner and by means as determined by the Directors and is at the risk of the former shareholder.

(ix)	The Company bears the costs of sale of the transferor of shares sold under this rule (but is not liable for tax on income or capital gains of the former shareholder).

(x)	All money payable to former shareholders under this rule which is unclaimed for one year after payment may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed or otherwise disposed of according to law. No money payable under this rule by the Company to former shareholders bears interest as against the Company.

(c)	(i)	A certificate signed the Secretary stating that shares sold under this rule have been properly sold discharges the purchaser of those shares from all liability in respect of the purchase of those shares.

(ii)	When a purchaser of shares is registered as the holder of the shares, the purchaser:

(A)	is not bound to see to the regularity of the actions and proceedings of the Company under this rule or to the application of the proceeds of sale; and

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(B)	has title to the shares which is not affected by any irregularity or invalidity in the actions and proceedings of the Company.

(d)	Any remedy of any shareholder to whom this rule applies in respect of the sale of the shareholder’s shares is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

(e)	On the date on which there is announced a Takeover, the operation of this rule is suspended. Despite rule 75(b)(ii), on the close of the offers under the Takeover the Company may invoke the procedures set out in this rule.

Dividend Reinvestment Plans

76.	Dividend Reinvestment Plans

(a)	The Directors may:

(i)	establish one or more plans under which some or all shareholders may elect:

(A)	that Dividends to be paid in respect of some or all of the shares from time to time held by the shareholder are to be satisfied by the issue of fully paid shares;

(B)	that Dividends from the Company not be determined or paid and that instead a payment or distribution other than a Dividend (including, without limitation, an issue of bonus shares, with no amount credited to the share capital account in connection with the issue of those shares) be made by the Company;

(C)	that cash Dividends from the Company not be paid and that instead a cash Dividend or payment or other distribution (including, without limitation, an issue or transfer of Securities) be received from the Company, a related corporation of the Company or any other entity determined by the Directors; and

(D)	to participate in a Dividend selection plan, including but not limited to a plan under which shareholders may elect to receive a Dividend from the Company or any related corporation which is less in amount but franked to a greater extent than the ordinary cash Dividend determined by the Company or any related corporation or to receive a Dividend from the Company or any related corporation which is greater in amount but franked to a lesser extent than the ordinary cash Dividend determined by the Company or any related corporation;

(ii)	on or after establishment of any plan, extend participation in it, in whole or in part, to some or all of the holders of debt obligations of the Company in respect of interest on those obligations as if that interest were Dividends; and

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(iii)	vary, suspend or terminate the plan.

(b)	Any plan takes effect in accordance with its terms and the Directors may do all things necessary and convenient for the purpose of implementing the plan, including, the making of each necessary allotment of shares and of each necessary appropriation, capitalisation, application, payment and distribution of funds which may lawfully be appropriated, capitalised, applied, paid or distributed for the purpose of the allotment.

(c)	For the purpose of giving effect to a plan, appropriations, capitalisations, applications, payments and distributions as referred to in this rule may be made and the powers of the Directors under this rule apply and may be exercised (with any adjustments as may be required) even if only some of the shareholders or holders of shares of any class participate in the appropriations, capitalisation, application, payment or distribution.

(d)	In offering opportunities to shareholders to participate in a plan, the Directors may give information which in their opinion may be useful to assist shareholders in assessing the opportunity and making requests to their best advantage. The Directors, the Company and its officers are not responsible for, nor are they obliged to provide, any legal, taxation or financial advice in respect of the choices available to shareholders.

(e)	The Directors are under no obligation:

(i)	to admit any shareholder as a participant in any plan; nor

(ii)	to comply with any request made by a shareholder who is not admitted as a participant in a plan.

(f)	In establishing and maintaining a plan, the Directors may exercise the powers conferred on them by the terms of the plan, by this Constitution or by the Corporations Act.

Employee Share Plans

77.	Employee Share Plans

The Directors may, subject to the Listing Rules:

(a)	implement an employee share plan (on the terms they determine) under which Securities of the Company or of a related body corporate may be issued or otherwise provided to or for the benefit of any officer (including any Director) or employee of the Company or of a related body corporate or affiliate of the Company or to a relative of that officer or employee or to a company, trust or other entity or arrangement in which that officer or employee or a relative of that officer or employee has an interest;

(b)	amend, suspend or terminate any employee share plan implemented by them; and

Constitution of Boart Longyear Limited ACN 123 052 728	Allens Arthur Robinson

(c)	give financial assistance in connection with the acquisition of Securities of the Company or of a related body corporate under any employee share plan in any manner permitted by the Corporations Act.

(d)	Rule 77(a) does not limit the Directors’ powers to establish an employee share plan or limit the scope or structure of a plan.

Takeover Approval Provisions

78.	Restriction on Registration

(a)	Subject to the Corporations Act and the Listing Rules, the registration of any transfer of shares giving effect to a takeover contract under a proportional takeover bid in respect of shares in a class of shares in the Company is prohibited unless and until a resolution to approve the takeover bid is passed in accordance with this rule 78.

(b)	Subject to rule 78(c), the only persons entitled to vote on a resolution to approve a proportional takeover bid are those persons who, as at the end of the day on which the first offer under the takeover bid was made, held shares included in the bid class in respect of which the offer was made. Each person entitled to vote has one vote for each share in the relevant class held by the person at that time.

(c)	Neither the bidder under the takeover bid nor any associate of the bidder is entitled to vote on the resolution.

(d)	The resolution is to be considered at a meeting convened and conducted by the Company of the persons entitled to vote on the resolutions. The provisions of this Constitution relating to general meetings apply to the meeting with any modifications the Directors decide are required in the circumstances.

(e)	The resolution is taken to have been passed only if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%.

(f)	This rule ceases to have effect on the third anniversary of the date of the adoption or the last renewal of this rule.

79.	Restricted Securities

(a)	Restricted securities within the meaning of the Listing Rules cannot be disposed of except as permitted by the Listing Rules or ASX.

(b)	The Company must refuse to acknowledge a disposal (including registering a transfer) of restricted securities within the meaning of the Listing Rules except as permitted by the Listing Rules or ASX.

(c)	During a breach of the Listing Rules relating to restricted securities within the meaning of the Listing Rules or a breach of a restriction agreement relating to the restricted securities, the holder of the restricted securities is not entitled to any dividend or distribution or voting rights in respect of the restricted securities.

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